CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated June 24, 2008, accompanying the financial statements of The Dow 30 Index Portfolio, Series 22, Great International Firms Portfolio, Series 28, Morgan Stanley U.S. Multinational 50 Index Portfolio, Series 20 and Morgan Stanley Technology Index Portfolio, Series 35 (included in Van Kampen Unit Trusts, Series 564) as of February 29, 2008, and for each of the two years in the period then ended and the financial highlights for the period from March 21, 2006 (Initial Date of Deposit) through February 28, 2007 and for the year ended February 29, 2008, contained in this Post-Effective Amendment No. 2 to Form S-6 (File No. 333-130958) and Prospectus.

     We hereby consent to the use of the aforementioned report in this Post-Effective Amendment and Prospectus and to the use of our name as it appears under the caption "Other Matters-Independent Registered Public Accounting Firm".

                                                  GRANT THORNTON LLP

New York, New York
June 24, 2008